Exhibit 99.1

LM Funding America, Inc. Achieves Over 105% Year-Over-Year Revenue Growth to $4.7 Million and Generated $1.9 Million of Net Income for the First Quarter of 2024

Mined 86.4 Bitcoins in Q1 2024 Valued at Approximately $4.6 Million at an Average
Market Revenue Value of Approximately $53,000 per Bitcoin

Held 163.4 Bitcoin at March 31, 2024, Valued at Approximately $11.7 Million Based on Bitcoin Price of $71,300

Reports Working Capital of Approximately $12.7 Million and LM Funding Stockholders’ Equity of

$38.5 Million ($15.43 per share) as of March 31, 2024

Conference Call to Be Held Today at 11:00 am ET

TAMPA, FL, May 16, 2024—LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a cryptocurrency mining and technology-based specialty finance company, today provided a business update and reported financial results for the three months ended March 31, 2024.

Operational Highlights

•
Approximately 5,900 Bitcoin mining machines in operation at hosting sites as of March 31, 2024
•
Mined 86.4 Bitcoin in Q1 2024, which generated approximately $4.6 million in revenue based on the approximate $53,000 average price of Bitcoin in Q1 2024
•
As of March 31, 2024, held 163.4 Bitcoin valued at approximately $11.7 million
•
As of April 30, 2024, held 155.1 Bitcoin valued at approximately $9.7 million based on recent Bitcoin price of approximately $62,500
•
Revenue for the three months ended March 31, 2024, increased approximately 105% over the same period last year
•
Net income for the three months ended March 31, 2024, was $1.9 million as compared to a net loss $7.2 million for the 2023 comparable quarter
•
Achieved positive Core EBITDA (defined below) of $4.4 million for the three months ended March 31, 2024, compared to a Core EBITDA loss of $307 thousand for the same period last year (Core EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net loss can be found below)

Bruce Rodgers, Chairman and CEO of LM Funding, commented, “We continue to make tremendous strides in growing our Bitcoin mining operations in the first quarter of 2024, building on the progress we made in 2023, our first full year as a Bitcoin mining company. We are encouraged by our performance, having mined 86.4

Bitcoins worth approximately $4.6 million, based on the average Bitcoin price of approximately $53,000 for the quarter. This success has resulted in a 105% increase in our revenue compared to the first quarter of 2023. As a result, I am pleased to report we achieved a record $1.9 million of net income and $4.4 million of Core EBITDA (defined below) for the first quarter of 2024.”

“The Company was well-positioned for the Bitcoin halving event in mid-April and as we move forward, we expect to enter into new hosting agreements reflecting the 2024 post-halving economic realities. To that end, we purchased 300 Bitmain S21 Antminer high efficiency, high hash rate machines, mining the SHA-256 algorithm which increased the Company’s mining capacity to 673 PH. These S21s are anticipated to boost long-term revenue, both in the lead-up to and following the next halving event, which is projected to occur in 2028. Moving forward, we anticipate entering into new hosting agreements that reflect the economic conditions post-2024 halving and will continue to assess further investments in Antminer equipment to fuel our growth. Considering current market conditions and the future outlook for Bitcoin, which reached a new all-time high of approximately $73,800 in the 2024 first quarter, we remain very optimistic about the future, as historically, halving events such as the April halving, have preceded new all-time high Bitcoin prices in the six months post-halving."

Richard Russell, Chief Financial Officer of LM Funding, further noted, "We ended the quarter with cash plus Bitcoin, valued as of March 31, 2024, of approximately $12.5 million. Including the Bitcoin that we mined through the end of April 2024, our reported Bitcoin holdings of 155.1 Bitcoin are valued at approximately $9.7 million based on the recent Bitcoin price of approximately $62,500. Our working capital stood at $12.7 million as of March 31, 2024, and the equity of LM Funding shareholders was $38.5 million, or $15.43 per share. During the quarter ended March 31, 2024, we sold just 18 Bitcoin to fund our operations and we remain highly encouraged and optimistic regarding the financial outlook for both Bitcoin and the business.”

Financial Highlights

•
Total revenue for the quarter ended March 31, 2024, was approximately $4.7 million, an increase of $2.4 million, or approximately 105%, compared to $2.3 million for the 2023 comparable quarter. This increase was primarily due to digital mining revenue of $4.6 million for the quarter, compared to $2.1 million for the same quarter in 2023. The average Bitcoin price for the three months ended March 31, 2024, and 2023, recognized as revenue was approximately $53,200 and $22,800, respectively.
•
Operating expenses totaled $4.2 million for the three months ended March 31, 2024, compared to $4.3 million for the comparable 2023 period. The change is primarily attributable to the $4.3 million gain on fair value of bitcoin which was NOT present during 2023 as we adopted the new Accounting Standards Update (“ASU”), ASU 2023-08, for Bitcoin effective January 1, 2024. This gain was partially offset by a $1.0 million increase in digital mining costs, a $1.6 million increase in depreciation, a $1.2 million impairment loss on mining equipment and a $0.3 million increase in staff costs and payroll, as compared to the same quarter in 2023. Due to the discrepancy of the new ASU adopted in 2024, the comparable 2023 period reflects a $0.2 million impairment loss on mined digital assets and a $0.4 million realized gain on the sale of mined digital assets, neither of which are reflected in first quarter 2024.
•
Net income attributable to LM Funding shareholders for the three months ended March 31, 2024, was approximately $1.5 million, which included a $1.4 million non-cash, unrealized gain on investment and equity securities, and a $1.2 million non-cash, unrealized loss on the impairment of assets that were sold in April 2024 as part of an asset switch over. This compares to a net loss of approximately $5.4 million for the 2023 comparable quarter, which included a $5.8 million non-cash, unrealized loss on investment and equity securities and $0.6 million of income from the sale of coupons.
•
Core Positive EBITDA for the three months ended March 31, 2024, totaled approximately $4.4 million compared to a Core EBITDA loss of $0.3 million in the prior year's comparable quarter. The improvement in Core EBITDA for the three months ended March 31, 2024, was primarily due to the full implementation of increased Bitcoin mining operations in the current year that did not exist in the prior year and higher Bitcoin prices.
•
Cash was approximately $0.8 million, with digital assets of $11.7 million, and working capital of $12.7 million as of March 31, 2024, based on 163.4 BTC at a price of approximately $71,000 as of March 31, 2024. In the first quarter of 2024, the Company also received approximately $1.4 million from SeaStar Medical Holdings as a final repayment of their outstanding note receivable.
•
Total LM Funding stockholders’ equity was approximately $38.5 million, or $15.43 per share, as of March 31, 2024. (with the per-share amount calculated as LMFA stockholders’ equity divided by approximately 2,492,964 shares outstanding as of March 31, 2024).

Investor Conference Call

LM Funding will host a conference call today, May 16, 2024, at 11:00 A.M. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2024, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 696741. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2917/50584 or on the investor relations section of the Company’s website, https://www.lmfunding.com/investors/news-events/ir-calendar.

A webcast replay will be available on the investor relations section of the Company’s website at https://www.lmfunding.com/investors/news-events/ir-calendar through May 16, 2025. A telephone replay of the call will be available approximately one hour following the call, through May 30, 2024, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 50584.

About LM Funding America

LM Funding America, Inc., (Nasdaq: LMFA) together with its subsidiaries, is a cryptocurrency mining business that commenced Bitcoin mining operations in September 2022. The Company also operates a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado, and Illinois, by funding a certain portion of the Associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the risks of operating in the cryptocurrency mining business, uncertainty in the cryptocurrency mining business in general, problems with hosting vendors in the mining business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, the ability to finance our planned cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, the potential need for additional capital in the future, changes in governmental regulations that affect our ability to collect sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, negative press regarding the debt collection industry, and the risk of pandemics such as the COVID-10 pandemic. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: LMFA@crescendo-ir.com

(tables follow)

LM Funding America, Inc. and Subsidiaries Consolidated Balance Sheets

	March 31,	December 31,
	2024 (Unaudited)	2023

Assets
Cash	$ 827,366	$ 2,401,831
Digital Assets (Note 2)	11,651,969	3,416,256
Finance receivables	27,459	19,221
Marketable securities (Note 5)	15,700	17,860
Receivable from sale of Symbiont assets (Note 5)	200,000	200,000
Prepaid expenses and other assets	2,483,368	4,067,212
Income tax receivable	31,187	31,187
Current assets	15,237,049	10,153,567

Fixed assets, net (Note 3)	20,897,314	24,519,610
Deposits on mining equipment (Note 4)	1,117,798	20,837
Notes receivable from Seastar Medical Holding Corporation (Note 5)	-	1,440,498
Long-term investments - equity securities (Note 5)	753,973	156,992
Investment in Seastar Medical Holding Corporation (Note 5)	1,899,484	1,145,486
Operating lease - right of use assets (Note 7)	162,966	189,009
Other assets	86,798	86,798
Long-term assets	24,918,333	27,559,230
Total assets	$ 40,155,382	$ 37,712,797

Liabilities and stockholders' equity
Accounts payable and accrued expenses	2,042,906	2,064,909
Note payable - short-term (Note 6)	325,669	567,586
Due to related parties (Note 10)	55,290	22,845
Current portion of lease liability (Note 7)	114,148	110,384
Total current liabilities	2,538,013	2,765,724

Lease liability - net of current portion (Note 7)	56,148	85,775
Long-term liabilities	56,148	85,775
Total liabilities	2,594,161	2,851,499

Stockholders' equity (Note 8)
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Common stock, par value $.001; 350,000,000 shares authorized; 2,492,964 shares issued and outstanding as of March 31, 2024 and 2,492,964 as of December 31, 2023	2,493	2,493
Additional paid-in capital	95,327,227	95,145,376
Accumulated deficit	(56,857,610)	(58,961,461)
Total LM Funding America stockholders' equity	38,472,110	36,186,408

Non-controlling interest	(910,889)	(1,325,110)
Total stockholders' equity	37,561,221	34,861,298
Total liabilities and stockholders’ equity	$ 40,155,382	$ 37,712,797

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Digital mining revenues	$ 4,597,908	$ 2,090,851
Specialty finance revenue	116,628	182,836
Rental revenue	33,068	39,831
Total revenues	4,747,604	2,313,518
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	2,654,946	1,667,673
Staff costs and payroll	1,243,026	932,835
Depreciation and amortization	2,426,068	801,873
Gain on fair value of Bitcoin, net	(4,257,515)	-
Impairment loss on mining equipment	(1,188,058)	-
Impairment loss on mined digital assets	-	199,554
Realized gain on sale of mined digital assets	-	(424,333)
Professional fees	509,893	572,356
Selling, general and administrative	177,906	239,464
Real estate management and disposal	27,189	31,803
Collection costs	926	9,808
Other operating costs	214,505	251,911
Total operating costs and expenses	4,185,002	4,282,944
Operating income (loss)	562,602	(1,969,426)
Unrealized gain (loss) on marketable securities	(2,160)	5,790
Impairment loss on prepaid machine deposits	-	(36,691)
Unrealized gain (loss) on investment and equity securities	1,350,979	(5,822,854)
Gain on fair value of purchased Bitcoin, net	57,926	-
Realized gain on sale of purchased digital assets	-	1,917
Loss on disposal of assets	(8,170)	-
Other income - coupon sales	4,490	603,591
Interest expense	(70,826)	-
Interest income	9,125	55,077
Income (loss) before income taxes	1,903,966	(7,162,596)
Income tax expense	-	-
Net income (loss)	$ 1,903,966	$ (7,162,596)
Less: loss (income) attributable to non-controlling interest	(414,221)	1,776,264
Net income (loss) attributable to LM Funding America Inc.	$ 1,489,745	$ (5,386,332)

Basic income (loss) per common share	$ 0.61	$ (2.41)
Diluted income (loss) per common share	$ 0.61	$ (2.41)

Weighted average number of common shares outstanding
Basic	2,428,203	2,232,964
Diluted	2,428,203	2,232,964

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Cash Flows (Unaudited)

	Three Months ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 1,903,966	$ (7,162,596)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	2,426,068	801,873
Noncash lease expense	26,043	23,224
Stock compensation	71,047	-
Stock option expense	110,804	194,356
Accrued investment income	(8,568)	(53,734)
Digital assets other income	(4,490)	-
Gain on fair value of Bitcoin, net	(4,315,441)	-
Impairment loss on mining machines	1,188,058	-
Impairment loss on digital assets	-	199,554
Impairment loss on hosting deposits	-	36,691
Unrealized loss (gain) on marketable securities	2,160	(5,790)
Unrealized loss (gain) on investment and equity securities	(1,350,979)	5,822,854
Loss on disposal of fixed assets	8,170	-
Realized gain on sale of digital assets	-	(426,250)
Change in operating assets and liabilities:
Prepaid expenses and other assets	1,583,843	36,473
Advances (repayments) to related party	32,445	(12,659)
Accounts payable and accrued expenses	(22,003)	111,486
Mining of digital assets	(4,597,908)	(2,090,851)
Proceeds from sale of digital assets	-	1,455,141
Lease liability payments	(25,863)	(22,243)
Net cash used in operating activities	(2,972,648)	(1,092,471)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	(8,238)	-
Net collections of finance receivables - special product	-	4,695
Capital expenditures	-	(263,596)
Collection of notes receivable	1,449,066	1,644,834
Investment in digital assets	-	(35,157)
Proceeds from sale of digital assets	1,296,233	33,675
Deposits for mining equipment	(1,096,961)	(923,687)
Net cash from investing activities	1,640,100	460,764
CASH FLOWS FROM FINANCING ACTIVITIES:
Insurance financing repayments	(241,917)	(177,393)
Net cash used in financing activities	(241,917)	(177,393)
NET DECREASE IN CASH	(1,574,465)	(809,100)
CASH - BEGINNING OF PERIOD	2,401,831	4,238,006
CASH - END OF PERIOD	$ 827,366	$ 3,428,906

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
ROU assets and operating lease obligation recognized	$ -	$ 21,887
Reclassification of mining equipment deposit to fixed assets, net	$ -	$ 54,876
Change in accounting principle (see Note 1)	$ 614,106	$ -
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$ -	$ -
Cash paid for interest	$ -	$ -

NON-GAAP FINANCIAL INFORMATION (unaudited)

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss on investment and equity securities, unrealized gain on convertible debt securities, impairment loss on mined digital assets, impairment of intangible long-lived assets, impairment of prepaid hosting deposits, impairment of mining machine deposits and gain on adjustment of note receivable allowance and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA:

	Three Months Ended March 31,
	2024	2023

Net income (loss)	$ 1,903,966	$ (7,162,596)
Income tax expense	-	-
Interest expense	70,826	-
Depreciation and amortization	2,426,068	801,873
Income (loss) before interest, taxes & depreciation	$ 4,400,860	$ (6,360,723)
Unrealized loss (gain) on investment and equity securities	(1,350,979)	5,822,854
Impairment loss on prepaid hosting deposits	-	36,691
Impairment loss on mining equipment	1,188,058	-
Stock compensation and option expense	181,851	194,356
Core income (loss) before interest, taxes & depreciation	$ 4,419,790	$ (306,822)